UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 27, 2006

RAYONIER INC.

COMMISSION FILE NUMBER 1-6780

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number 13-2607329

50 North Laura Street, Jacksonville, Florida 32202

(Principal Executive Office)

Telephone Number: (904) 357-9100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following information is being filed pursuant to Section 1 Item 1.01, “Entry into a Material Definitive Agreement”.

On February 27, 2006 the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Rayonier Inc. (the “Company”) approved the Rayonier Annual Corporate Bonus Program (the “Program”). Under the Program, target annual bonus awards to key personnel are based on the Company’s achievement of a Corporate Performance Factor which is weighted as follows:

45% actual net income vs. budgeted net income;

15% actual return on total capital vs. budgeted return on total capital; and

40% actual cash available for distribution (“CAD”) vs. budgeted CAD (calculated on a quarterly basis).

Resulting awards, if any, will be paid in cash in the first quarter of the following year, except that awards to certain senior executives may be paid either in cash, as stock-based awards or a combination thereof, at the Committee’s discretion.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Program, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Rayonier Annual Corporate Bonus Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Accounting Officer

March 3, 2006

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Rayonier Annual Corporate Bonus Plan	Filed herewith

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